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                                   EXHIBIT 23

                  CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.


We have issued our report dated January 26, 1996, accompanying the consolidated financial statements incorporated by reference or included in the annual report of FNB Financial Services Corporation and Subsidiary on Form 10-KSB for the year ended December 31, 1995 (the "Annual Report"). We hereby consent to the incorporation by reference of said reports in the Annual Report.

                                        (Cherry, Bekaert & Holland, L.L.P.)